FILED
  IN  THE  OFFICE  OF  THE
SECRETARY  OF  STATE  OF  THE
      STATE  OF  NEVADA

       JUNE  10,  1998
        No.  C12528-98
           -----------
        /s/  Dean  Heller
Dean  Heller,  Secretary  of  State


                               ARTICLES OF MERGER
                                       OF
                               POLO EQUITIES, INC.
                             (A Florida Corporation)

                                      INTO

                               POLO EQUITIES, INC.
                             (A Nevada Corporation)

     The Undersigned, being sole Director of Polo Equities, Inc., a Florida corporation, and the sole officer and director of Polo Equities, Inc., a Nevada corporation, hereby certify as follows:

     1. A merger for the purpose of changing domicile has been approved by the board of directors of Polo Equities, Inc., an Florida corporation, and Polo Equities, Inc., a Nevada corporation.

     2. Shareholders owning 12,000,000 of the shares of common stock of Polo Equities, Inc., an Florida corporation, which number of shares is a majority of the 15,000,000 shares outstanding, voted in favor of such merger on May 22, 1998. The sole shareholder of Polo Equities, Inc., a Nevada corporation, voted for such plan of merger on May 22, 1998.

     3. A Notice, including a summary of the merger, was mailed to all shareholders of the Nevada Corporation on or about May 11, 1998.

     4. Polo Equities, Inc., a Nevada corporation, hereby agrees that it will promptly pay to the dissenting shareholders, if any, of Polo Equities, Inc., a Florida corporation, the amount, if any, to which they shall be entitled under the provisions of the Florida Corporation Statutes with respect to the rights of dissenting shareholders.

     Effective  the  28th  day  of  May,  1998.

By:  /s/  Justeene  Blankenship          By:   /s/  Justeene  Blankenship
     --------------------------                --------------------------
     Justeene  Blankenship                     Justeene  Blankenship
     President  /  Secretary                   President  /  Secretary


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                         ******************************

State  of  Utah          )
                         )ss
County  of  Salt  Lake   )

     On  the  8th  day  of June, before me, a Notary Public, personally appeared
              ---
Justeene Blankenship, and executed on this date the foregoing instrument for the purposes therein contained, by signing on behalf of the above named corporations as a duly authorized director and officer.

     IN  WITNESS  HEREOF,  I  have  hereunto  set  my  hand  and  official seal.

                         /s/  Jennifer  Ngo
                         ------------------
                         Notary  Public
                         Residing  at:  Salt  Lake  City
                                        ----------------

My  Commission  Expires:

[Notary  Public  Seal]



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                           NOTICE OF A SPECIAL MEETING
                             OF THE SHAREHOLDERS OF
                               POLO EQUITIES, INC.

     The Board of Directors of Polo Equities, Inc., a Florida corporation ("the Company"), hereby give notice that a special meeting of the shareholders of record, as of May 11, 1998, is called and will be held on May 22, 1998 at 9:00 a.m. at 4505 South Wasatch Blvd., Suite 330, Salt Lake City, Utah 84124.

     The purpose of the meeting is to authorize the Board of Directors to 1) amend the Articles of Incorporation to change the name to Hybrid Fuels, Inc. 2) change the Company's domicile from Florida to Nevada, and any other maters which properly come before the shareholders.

          PLAN OF MERGER: The Company will form a Nevada subsidiary to effectuate a change of corporate domicile. The shareholders shall receive one share of the Nevada corporation for each share of the Company.

     Any shareholders who will be voting through a proxy, must have the person representing them at the meeting present a copy of a signed and dated proxy statement when they arrive at the meeting.

     Your  proxy  is  mot  being  solicited  by  the  Board  of  Directors.

     Dated  this  11th  day  of  May,  1998.

                                       By  Order  Of:

                                       The  Board  of  Directors


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